ATTORNEYS AT LAW one independent drive, suite 1300 Jacksonville, Florida 32202-5017 904.359.2000 TEL 904.359.8700 FAX www.foley.com

October 1, 2020

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Processa Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”), in connection with the registration under the Act of 800,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to be issued and sold by the Company.

The Registration Statement incorporates by reference the Registration Statement on Form S-1 (Registration No. 333-235511) (the “Prior Registration Statement”), which was declared effective on October 1, 2020, including the prospectus which forms part of the Prior Registration Statement. We understand that the Shares are to be sold to underwriters for resale to the public as described in the Registration Statement and the Prior Registration Statement and pursuant to an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and certain underwriters, as representatives of the several underwriters named therein in the form attached as Exhibit 1.1 to the Prior Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Fourth Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as amended to date; (ii) the Amended and Restated Bylaws of the Company as in effect on the date hereof and as amended to date; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the form of the Underwriting Agreement and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Boston Brussels CHICAGO Detroit	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Processa Pharmaceuticals, Inc.

October 1, 2020

Based upon, subject to and limited by the foregoing, we are of the opinion that, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Prior Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Sincerely,

/s/ FOLEY & LARDNER LLP